Akerman Senterfitt
                                Attorneys at Law

Fort Lauderdale            One Southeast Third Avenue
Jacksonville                       25th Floor
Los Angeles                Miami, Florida  33131-1714
Madison
Miami                           www.akerman.com
New York
Orlando               305 374 5600 tel   305 374 5096 fax
Talahassee
Tampa                           October 25, 2007    James Summataro
Tysons Corner                                       305 982 5511
Washington, DC                                      james.sammataruo@akerman.com
West Palm Beach

VIA FEDERAL EXPRESS DELIVERY, FACSIMILE &
U.S. CERTIFIED MAIL, RETURN RECEIPT REQUESTED
---------------------------------------------
Mr. Scott Goodman
Cargo Connection Logistics Corp.
600 Bayview Avenue
Inwood, New York  11096

     RE:   LEASE BETWEEN AMB HTD - BEACON CENTRE, LLC AND CARGO
           CONNECTION LOGISTICS CORP. FOR THE PREMISES LOCATED AT 8501 N.W. 17TH STREET, SUITE 102, MIAMI, FLORIDA 33126 (THE "PREMISES")
           ---------------------------------------------------------

Dear Mr. Goodman:

     As you are aware by virtue of the parties' resolution of the eviction action filed by AMB HTD - Beacon Centre, LLC ("AMB") in March of 2006, we are counsel for AMB, the owner ("AMB") of the above-referenced Premises.

     Unfortunately, history has a way of repeating itself and we are, once again, forced to send this notice in accordance with Florida Statutes, Section 83.20(2) to advise that Cargo Connection is in default under the terms of the September 30, 2004 Industrial Lease Agreement (the "Lease") for failure to pay rent for the Premises. Through October 1, 2007, Cargo Connection is indebted to AMB in the sum of $94,673.43 for base rent, CAM, tax and additional charges. Accordingly, pursuant to Section 13.1 of the Lease, Cargo Connection has five
(5) days from its effective receipt of this Notice (which pursuant to Section 16 of the Lease is deemed to be given either on the date of delivery shown on the receipt card; 24 hours after the delivery of this notice by Federal Express; or upon confirmation of facsimile transmission), exclusive of Saturdays, Sundays, and legal holidays to pay all of the delinquent rent, or, in the alternative, to deliver possession of the Premises to AMB.

     In the event Cargo Connection vacates or abandons the Premises, AMB will hold Cargo Connection liable for all past due and accelerated future rent, as well as attorneys' fees and costs in accordance with Section 16.13 of the Lease.

Cargo Connection
October 25, 2007
Page 2
------------------------

     AMB hereby reserves all rights and remedies available to it under the Lease Agreement and pursuant to Florida law. Nothing contained herein shall be deemed as a waiver of any of AMB's rights or remedies.

                                        Sincerely,

                                        AKERMAN SENTERFITT

                                        /s/ James Sammataro

                                       James Sammataro



cc:   Mark Smith

      VIA FACIMILE & U.S. MAIL
      Weissman, Dervishi, Borgo & Norlund, P.A.
      Jeffrey Weissman, Esq.
      Emerald Lake Corporate Park
      3109 Stirling Road, Suite 101
      Fort Lauderdale, FL  33312-6558